UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016 (January 12, 2016)

ADAPTIVE MEDIAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54074	26-0685980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47 Discovery Suite 220

Irvine, CA 92618

(Address of principal executive offices) (zip code)

949-525-4466

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 1”) of Adaptive Medias, Inc., a Nevada corporation (the “Company”) amends and restates the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on January 19, 2016 (the “Prior Report”). The Prior Report is being amended and restated by Amendment No. 1 to correct the disclosure in the Prior Report regarding certain equity compensation to be granted to Sal Aziz in connection with his appointment to the Company’s Board of Directors (the “Board). In addition, this Amendment No. 1 is being filed to disclose subsequent equity compensation granted to Mr. Aziz in connection with his service as an officer of the Company. This Amendment No. 1 amends and restates the Prior Report in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective January 12, 2016, the Board appointed Sal Aziz as a member of the Board. Mr. Aziz has not been appointed to any committees of the Board.

Director Compensation Policy

Consistent with the Company’s existing director compensation policies (the “Director Compensation Policy”), and in connection with Mr. Aziz’s appointment to the Board, on February 3, 2016 (the “Effective Date”), the Board approved the grant to Mr. Aziz of the following equity awards: (i) 50,000 shares of the Company’s common stock (the “Common Stock”); (ii) on each of the subsequent four (4) anniversaries of the Effective Date, an additional 50,000 shares of Common Stock (such that the total number of shares issuable to Mr. Aziz pursuant to the Director Compensation Policy shall equal 250,000); (iii) a non-qualified stock option to purchase 50,000 shares of Common Stock, exercisable for $0.59 per share, which reflects the closing price of the Common Stock on the OTC Market on the Effective Date; and (iv) on each of the subsequent four (4) anniversaries of the Effective Date, a non-qualified stock option to purchase an additional 50,000 shares of Common Stock, in each case exercisable at a price per share equal to the fair market value of the Common Stock on the date of the respective grant determined in accordance with the terms of the Company’s 2010 Stock Incentive Plan (such that the total number of shares subject to options issuable to Mr. Aziz pursuant to the Director Compensation Policy shall equal 250,000). Each grant of shares and options made pursuant to the Director Compensation Policy will vest in twelve (12) equal monthly installments over the one year period following the date of grant so long as Mr. Aziz continues to provide continuous service to the Company.

Retention Bonus Award

In addition, on the Effective Date, the Board approved an additional grant to Mr. Aziz of 250,000 shares of Common Stock as a retention bonus award, all of which are immediately vested on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIVE MEDIAS, INC.

Date: February 5, 2016	By:	/s/ John Strong
	Name:	John Strong
	Title:	Chairman and Chief Executive Officer